UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2009

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 18, 2009, the Compensation Committee of the Board of Directors of Tessera Technologies, Inc. (“Tessera”) approved the annual base salary levels of executive officers of Tessera effective January 1, 2010. The Compensation Committee also approved incentive cash bonus targets equal to a percentage of each executive officer’s base salary under Tessera’s 2007 Performance Bonus Program pursuant to which Tessera’s executive officers would be eligible to be paid incentive compensation for 2010. The annual base salary levels and target percentages are set forth below:

Name	Title	Annual Base Salary	Target Percentage
Henry R. Nothhaft	President and Chief Executive Officer	$528,000	100%
Michael Anthofer	Executive Vice President and Chief Financial Officer	$320,000	60%
Michael Bereziuk	Executive Vice President, Imaging and Optics	$330,000	60%
Bernard J. Cassidy	Executive Vice President, General Counsel and Secretary	$310,000	60%

Item 8.01.	Other Events.

On November 24, 2009, Tessera announced the promotion of Bernard J. Cassidy to the position of Executive Vice President, General Counsel and Secretary.

A copy of the Company’s press release announcing Mr. Cassidy’s promotion is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2009

TESSERA TECHNOLOGIES, INC.

By:	/s/ HENRY R. NOTHHAFT
Name:	Henry R. Nothhaft
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 24, 2009